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                                                                    EXHIBIT 23.2

          Consent of Kinder Morgan, Inc. Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999, included in Kinder Morgan, Inc.'s (formerly K N Energy, Inc.) Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                              /s/  ARTHUR ANDERSEN LLP

Denver, Colorado
November 29, 1999